Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

January 30, 2026

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Re:	Offering of ALX Oncology Holdings Inc.

Ladies and Gentlemen:

We have acted as counsel to ALX Oncology Holdings Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on March 6, 2025 of a Registration Statement on Form S-3 (Registration No. 333-285620), under the Securities Act of 1933, as amended, and declared effective on April 24, 2025 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated January 30, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

The Prospectus Supplement relates to the offering of the Company of up to 76,979,112 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), and pre-funded warrants (the “Warrants”) to purchase up to an aggregate of 18,574,120 shares of the Company’s common stock (the “Warrant Shares”). The offering of the Shares and the Warrants is being made pursuant to that certain underwriting agreement, dated January 30, 2026, by and among the Company and Piper Sandler & Co., UBS Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

We have examined copies of the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares, the Warrants and the Warrant Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (vi) that any Warrant Shares issuable upon exercise of the Warrants being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) with respect to the Shares offered by the Company, that there will be sufficient shares of common

AUSTIN  BOSTON  BOULDER  BRUSSELS  CENTURY CITY  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

ALX Oncology Holdings Inc.

February 2, 2026

stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (viii) the legal capacity of all natural persons.

Based on and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company; and (iii) the Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation